UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Termination of Cleveland Letter of Intent. On August 2, 2017, Coca-Cola Bottling Co. Consolidated (the “Company”), The Coca-Cola Company and Coca-Cola Refreshments USA, Inc. terminated that certain non-binding letter of intent executed February 6, 2017 between the Company and The Coca-Cola Company (the “February 2017 Letter of Intent”), thus terminating negotiations regarding the potential acquisition by the Company of certain exclusive rights for the distribution, promotion, marketing and sale of beverage products owned and licensed by The Coca-Cola Company in territory in and around Cleveland, Ohio.

Notwithstanding the termination of the February 2017 Letter of Intent, the Company is continuing to work towards a definitive agreement or agreements for the remaining proposed expansion transactions described in the Company’s previously announced letters of intent regarding The Coca-Cola Company’s plans to refranchise its North American bottling territories.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: August 2, 2017	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President and Chief Financial Officer